UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 11, 2007

COUGAR BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51473	20-2903204
(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Blvd, Suite 1200

Los Angeles, CA 90024

(Address of principal executive offices) (Zip Code)

(310) 943-8040

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(A)	Amendment to CEO Compensation

On June 11, 2007, the Board of Directors of Cougar Biotechnology, Inc. (the “Company”) approved certain adjustments to the compensation of Alan H. Auerbach, the Company’s President and Chief Executive Officer. Specifically, Mr. Auerbach’s annual base salary has been increased from $300,000 to $330,000. Pursuant to the terms of Mr. Auerbach’s employment agreement, the Board also awarded Mr. Auerbach a discretionary cash bonus of $50,000 and granted him a 10-year stock option to purchase 100,000 shares of the Company’s common stock at an exercise price of $24.50. The stock option, which was made pursuant to the Company’s 2003 Stock Option Plan, vests in 4 equal and annual installments commencing June 11, 2008.

(B)	Ratification of Amendments to 2003 Stock Option Plan

At the Company’s annual stockholder meeting held on June 11, 2007, the Company’s stockholders ratified amendments to the Company’s 2003 Stock Option Plan increasing the number of shares of the Company’s common stock available for issuance thereunder by 2,000,000 shares to an aggregate of 3,344,385. A copy of the 2003 Stock Option Plan, as amended, is attached hereto as Exhibit 10.1 and incorporated herein by reference.

(C)	Appointment of New Director

On June 12, 2007, the Company appointed Thomas R. Malley to serve as a director of the Company. From December 1998 to May 2007, Mr. Malley, age 38, served with Janus Mutual Funds, including as a Vice President and Portfolio Manager for the Janus Global Life Sciences Fund from its inception in December 1998 to April 2007. From April 1991 to December 1998, Mr. Malley served as an equity analyst for Janus Mutual Funds. Mr. Malley also serves as a director of Avigenics Corporation, a privately held biotechnology company based in Athens, Georgia, which focuses on the development of biogeneric pharmaceuticals. Mr. Malley holds a B.S. in Biology from Stanford University.

Pursuant to the Company’s compensation plan for non-employee directors (see Item 8.01(B), below), upon his appointment, Mr. Malley was awarded a 10-year stock option to purchase 30,000 shares of the Company’s common stock at an exercise price of $24.05, the closing sale price of the common stock on June 12, 2007. Although Mr. Malley has not been appointed to serve on any committees of the Board, the Company expects that Mr. Malley will be appointed to the Board’s audit committee.

Item 8.01	Other Events.

(A)	2007 Annual Meeting

The Company’s 2007 Annual Meeting was held on June 11, 2007 in Beverly Hills, California. In addition to the ratification of the amendments to the Company’s 2003 Stock Option Plan described above under Item 5.02, at the meeting, the Company’s stockholders elected Alan H. Auerbach, Arie S. Belldegrun, Russell H. Ellison, Harold J. Meyers, Michael S. Richman and Lindsay A. Rosenwald, each to serve until the Company’s 2008 annual meeting of stockholders or until his successor is elected and qualified. The Company’s stockholders also ratified the appointment of J.H. Cohn LLP as the Company’s independent registered accounting firm for 2007.

(B)	Non-Employee Director Compensation

On June 11, 2007, the Company’s Board of Directors approved certain amendments to the terms of its compensation plan for non-employee directors. A summary of the compensation payable to the Company’s non-employee directors, as amended, is attached hereto as Exhibit 10.2 and incorporated herein by reference. In accordance with the terms of such plan, upon their election by the stockholders at the June 11, 2007 annual meeting, each non-employee director was granted a 10-year stock option to purchase 10,000 shares of the Company’s common stock. The stock options are exercisable at a price of $24.50 per share.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	2003 Stock Option Plan (as amended).

10.2	Summary terms of compensation plan for non-employee directors, as amended through June 11, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUGAR BIOTECHNOLOGY, INC.

Date:	June 15, 2007	By:	/s/ Charles R. Eyler
Charles R. Eyler
Treasurer and Vice President, Finance

INDEX TO EXHIBITS FILED WITH THIS REPORT

Exhibit No.	Description
10.1	2003 Stock Option Plan (as amended)

10.2	Summary terms of compensation plan for non-employee directors, as amended through June 11, 2007